EXHIBIT 23.1

                      CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference into the Registration Statement on Form S-8 for NMXS.com, Inc., of our report dated February 6, 2003, 2003, relating to our audit of the financial statements of NMXS.com, Inc. and Subsidiaries included in the Form 10-KSB for the year ended December 31, 2002.

/s/ Beckstead and Watts, LLP
Beckstead and Watts, LLP


Las Vegas, Nevada
April 15, 2003